Pipeline Data Announces First Quarter Financial Results

Tuesday May 16, 1:02 pm ET

QUINCY, Mass.--(BUSINESS WIRE)--May 16, 2006--Pipeline Data Inc. (OTCBB:

PPDA - News), a provider of payment processing solutions and services, announced its financial results for the quarter ended March 31, 2006.

Gross profit for the three months ended March 31, 2006 grew 121.5% to $2,872,651 from $1,297,071 for the three months ended March 31, 2005, historically the weakest quarter for the payment processing industry due to reduced consumer purchase volume. EBITDA, which means earnings before interest, taxes, depreciation and amortization, was $444,702 for the quarter ended March 31, 2006 as compared with $175,363 for the same quarter in 2005, representing an increase of 153.5%. In response to new accounting policies, the Company chose to vest its historical employee options and incur a one-time non-cash expense of $232,279. Adjusted pro-forma EBITDA, without the inclusion of this one-time stock option expense, would have been $676,980. The increase in gross profit and EBITDA was partially attributed to the late-year acquisition of Charge.com. As of April 30, 2006, the Company serviced more than 25,000 accounts.

Net loss for the first quarter ended March 31, 2006 was $353,577. The loss can be attributed to (i) one-time merger expenses incurred related to Aircharge and Charge.com, (ii) a one-time, non-cash expense associated with the acceleration of unvested employee stock options, (iii) increased amortization and additional interest expense associated with the AIRCHARGE and Charge.com mergers, and (iv) delayed rollout expenses associated with the launch of the AIRCHARGE national marketing campaign.

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

EBITDA from continuing operations and adjusted EBITDA from continuing operations are non-GAAP financial measures used by management, as well as some industry analysts, to measure operating performance. The Company believes that presenting adjusted EBITDA from continuing operations is useful to investors because the measure excludes infrequent charges related to specific non-recurring transactions, as the Company believes that these items are not indicative of its operating performance. The Company believes that EBITDA from continuing operations and adjusted EBITDA from continuing operations are useful supplements to net income and other income statement data in understanding income from operations that best reflects its operating performance.

When evaluating EBITDA from continuing operations and adjusted EBITDA from continuing operations, investors should consider, among other things, increasing and decreasing trends in EBITDA from continuing operations and adjusted EBITDA from continuing operations. However, these measures should not be construed as alternatives to operating income (as an indicator of operating performance) or cash provided by operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate adjusted EBITDA from continuing operations in the same manner. Accordingly, the adjusted EBITDA from continuing operations may not be comparable to similarly titled measures of other companies.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

	For the three months ended
	-----------------------------
March 31, 2006		March 31, 2005
	--------------	--------------
Net Income from continuing operations	(355,577)	82,860

Adjustments:

Interest expense	751,384	143,332
Income tax expense	(406,144)	(73,965)
Depreciation and amortization	452,739	23,136
EBITDA from continuing operations	444,702	175,363

Adjustments:

Non-cash stock option expense	232,279	-0-

Adjusted EBITDA from continuing

operations	676,981	175,363

About Pipeline Data:

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data services more than 25,000 accounts.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.

Contact:

Pipeline Data Inc.

Lane Gordon, 617-405-2600 x228

Lane.Gordon@pipelinedata.com

www.pipelinedata.com

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Source: Pipeline Data Inc.